Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 21, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Caterpillar Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Peoria, IL
November 2, 2012